United States Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 23, 2011
(May 18, 2011)

Eastbridge Investment Group Corporation
(Exact name of registrant as specified in its charter)

Arizona	0-52282	86-1032927
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8040 E. Morgan Trail, Unit 18, Scottsdale, Arizona	85258
(Address of principal executive offices)	(Zip Code)

(480) 966-2020
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  Entry into a Material Definitive Agreement.

On May 18, 2011, EastBridge Investment Group Corporation (the “Company”) entered into a Consulting Agreement with Cambium Learning, Inc. (“Cambium”), a Nasdaq listed company (symbol: ABCD). Pursuant to the Consulting Agreement, the Company has agreed to provide consulting services to Cambium to assist Cambium with locating prospective business partners or opportunities in China and North America. The Consulting Agreement has a twelve-month term. As compensation for the Company’s consulting services, Cambium has agreed to pay a cash fee of 10% of the total revenue derived from each business venture resulting from an introduction by the Company, up to a maximum of $450,000, paid quarterly over a maximum of three years and with a $50,000 non-refundable advance paid at closing.

ITEM 9.01  Financial Statements and Exhibits.

Exhibits

10.26	Consulting Agreement between EastBridge Investment Group Corporation and Cambium Learning, Inc., dated May 18, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EastBridge Investment Group Corp., an Arizona corporation

Dated: May 23, 2011	By:	/s/ Norman Klein
Norman Klein, CFO

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